Exhibit 3.44

CORP 00348 PAGE 0792

(For County Probate Office Use Only)
STATE OF ALABAMA

DOMESTIC LIMITED LIABILITY COMPANY (LLC)
CERTIFICATE OF FORMATION

PURPOSE: In order to form a limited liability company (LLC) under Section 10A-5A-2.01 of the Code of Alabama 1975 this Certificate Of Formation and the appropriate filing fees must be filed with the Office of the Judge of Probate in the county where the entity’s initial registered office is located. The information required in this form is required by Title 10A.

INSTRUCTIONS: Mail one (1) signed original and two (2) copies of this completed form and the appropriate filing fees to the Office of the Judge of Probate in the county where the limited liability company’s (LLC) registered office is/will be located. Contact the Judge of Probate’s Office to determine the county filing fees. Make a separate check or money order payable to the Secretary of State for the state filing fee of $100.00 for standard filing (based on date of receipt and volume) or $200.00 for expedited service (processed within approximately twenty four (24) hours of receipt from the County Probate Office) and the Judge of Probate’s Office will transmit the fee along with a certified copy of the Certificate to the Office of the Secretary of State within 10 days after the Certificate is filed. Once the Secretary of State’s Office has indexed the filing the information will appear at www.sos.alabama.gov under the Government Records tab and the Business Entity Records link — you may search by entity name. Your notification of filing was provided by the Probate Judge’s Office via a stamped copy which is evidence of existence (if it is certified by the Probate Office) according to 10A-l-4.04(c) and the Secretary of State’s Office does not send out a copy. You may pay the Secretary of State fees by credit card if the county you are filing in will accept that method of payment. Your entity will not be indexed if the credit card does not authorize and will be removed from the index if the check is dishonored.

The information completing this form must be typed (for your convenience the information is fill-able on this computer form on the website above).

1.
The name of the limited liability company (must contain the words “Limited Liability Company’ or the abbreviation “L.L.C.” or “LLC,” and comply with Code of Alabama, Title 10A-1-5.06. You may use Professional or Series before Limited Liability Company if they apply or you may use those abbreviations): LGI Homes - Alabama, LLC

2.	A copy of the Name Reservation certificate from the Office of the Secretary of State must be attached and the name reserved must agree with item 1 above [proves name reservation under 10A-1-4.02(f)].

(For SOS Office Use Only)
This form was prepared by: (type name and full address)

Margaret Britton 1450 Lake Robbins Drive, Suite 430 The Woodlands, TX 77380

LLC Cert of Formation - 6/2016	Page l of 2

CORP 00348 PAGE 0793

DOMESTIC LIMITED LIABILITY COMPANY (LLC) CERTIFICATE OF FORMATION

3.	The name of the Registered Agent located at the Registered Office (only one agent):

CSC-Lawyers Incorporating Service Incorporated

Street (No PO Boxes) address of Registered Office (must be located in Alabama):

150 South Perry Street, Montgomery, AL 36104

Mailing address in Alabama of Registered Office (if different from street address):

4.	The undersigned certify that there is at least one member of the limited liability company.

5.	Check only if the type applies to the Limited Liability Company being formed:

☐ Series LLC complying with Title 10A, Chapter 5A, Article 11

☐ Professional LLC complying with Title 10A, Chapter 5A, Article 8

6.
The filing of the limited liability company is effective immediately on the date filed by the Judge of Probate or at the delayed filing date (cannot be prior to the filing date) specified in this filing. 10A-1-4.12

The undersigned specify_______/______/______as the effective date (must be on or after the date filed in the office of the county Judge of Probate, but no later than the 90th day after the date this instrument was signed) and the time of filing to be_______:_____   O AM O PM          (cannot be noon or midnight ─ 12:00)

     ☐  Attached are any other matters the members determine to include herein (if this item is checked there must be attachments with the filing).

11/16/2016	/s/ Margaret Britton
Date (MM/DD/YYYY)	Signature as required by 10A-5A-2.04

Margaret Britton
Typed Name of Above Signature

Authorized Signatory
Typed Title (Organizer or Attorney-in-fact)

Additional Organizers/Attorney-in-facts may sign (add additional sheets if necessary).

LLC Cert of Formation - 6/2016	Page 2 of 2

CORP 00348 PAGE 0794

CERTIFICATE OF FORMATION
 OF
LGI HOMES - ALABAMA, LLC

For the purpose of forming a limited liability company under the Alabama Limited Liability Company Law of 2014 and any act amendatory thereof, supplementary thereto or substituted therefor, the undersigned does hereby sign and adopt this Certificate of Formation, and, upon filing for record of this Certificate of Formation in the office of the Judge of Probate of Montgomery County, Alabama, the existence of a limited liability company (hereinafter referred to as the “Company”), under the name set forth below shall commence.

1.	The name of the Company shall be LGI Homes — Alabama, LLC.

2.	There is at least one member of the Company.

3.
The location and mailing address of the initial registered office of the Company shall be 150 South Perry Street, Montgomery, Alabama 36104. The initial registered agent at such address shall be CSC-Lawyers Incorporating Service Incorporated.

IN WITNESS WHEREOF, the undersigned organizer has caused this Certificate of Formation to be duly executed, on this the 16 day of November, 2016.

/s/ Meg Britton
Meg Britton

This Instrument Prepared By:
David H. Humber
Maynard, Cooper & Gale, P.C.
2400 Regions/Harbert Plaza
1901 Sixth Avenue North
Birmingham, Alabama 35203-2618
(205)254-1000

03844922.1